Exhibit 10.4

Shaun D. Langford

2678 Point Grey Rd.

Vancouver, BC, Canada V6K 1A5

(604) 732-9583

January 15, 2007

Elray Resource, Inc.

2678 Point Grey Rd.

Vancouver, BC, Canada V6K 1A5

To Whom It May Concern:

I hereby agree to advance and loan up to $70,000 USD to Elray Resources, Inc., a Nevada corporation (the "Company"), on an as needed and as requested basis, to finance the business operations and expenses of the Company during the period ending June 30, 2008.

/s/ Shaun D. Langford

SHAUN D. LANGFORD